     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 29, 1997
                                                      REGISTRATION NO. 333-05369
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 8
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------
                                PROGENITOR, INC.
             (Exact name of Registrant as specified in its charter)
                            ------------------------

           DELAWARE                          2836                  31-1344193
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or         Classification Code Number)     Identification
        organization)                                               Number)

                            ------------------------

                               1507 CHAMBERS ROAD
                              COLUMBUS, OHIO 43212
                                 (614) 488-6688
   (Address and telephone number of Registrant's principal executive offices)
                            ------------------------

                         DOUGLASS B. GIVEN, M.D., PH.D.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                PROGENITOR, INC.
                               1507 CHAMBERS ROAD
                              COLUMBUS, OHIO 43212
                                 (614) 488-6688

    (Name, address and telephone number of agent for service for Registrant)
                            ------------------------

                                   COPIES TO:

         GAVIN B. GROVER, ESQ.                CHARLES W. MULANEY, JR., ESQ.
       KRISTIAN E. WIGGERT, ESQ.                 RODD M. SCHREIBER, ESQ.
           EDA S.L. TAN, ESQ.                     SKADDEN, ARPS, SLATE,
        MORRISON & FOERSTER LLP                 MEAGHER & FLOM (ILLINOIS)
           425 MARKET STREET                      333 WEST WACKER DRIVE
    SAN FRANCISCO, CALIFORNIA 94105              CHICAGO, ILLINOIS 60606
             (415) 268-7000                           (312) 407-0700

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after the Registration Statement becomes effective.
                            ------------------------

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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                                EXPLANATORY NOTE



    This Amendment No. 8 to the Registration Statement is being filed solely for the purpose of filing Exhibits 10.23 and 10.24 to the Registration Statement.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth all expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of the Securities being registered. All the amounts shown are estimates except for the SEC registration fee, the NASD filing fee and the Nasdaq listing fee.

SEC Registration Fee............................................  $  31,183
NASD Filing Fee.................................................     10,276
Nasdaq National Market Listing Fee..............................     50,000
Printing and engraving expenses.................................    250,000
Legal fees and expenses.........................................    400,000
Accounting fees and expenses....................................    250,000
Transfer agent and registrar fees...............................      5,000
Miscellaneous...................................................      3,541
                                                                  ---------
    Total.......................................................  $1,000,000
                                                                  ---------
                                                                  ---------

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*   To be supplied by amendment.

ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

    Section 145 ("Section 145") of the Delaware General Corporation Law ("DGCL") provides a detailed statutory framework covering indemnification of officers and directors against liabilities and expenses arising out of legal proceedings brought against them by reason of their being or having been directors or officers. Section 145 generally provides that a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of such legal proceedings when he is successful on the merits, (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such proceedings (other than a derivative suit), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and (iii) may be indemnified by the corporation for the expenses of a derivative suit (a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made under clause (iii) above, however, if the director or officer is adjudged liable for negligence or misconduct in the performance of his duties to the corporation, unless a corporation determines that, despite such adjudication, but in view of all the circumstances, he is entitled to indemnification. The indemnification described in clauses (ii) and (iii) above may be made only upon a determination that indemnification is proper because the applicable standard of conduct has been met. Such a determination may be made by a majority of a quorum of disinterested directors, independent legal counsel, the stockholders or a court of competent jurisdiction. The Certificate of Incorporation and Bylaws of the Registrant provides that the Registrant shall indemnify to the fullest extent permitted by
Section 145, as it now exists or as amended, all persons whom it may indemnify pursuant thereto.

    Section 102(b)(7) of the DGCL permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation and Bylaws of the Registrant provides for the elimination of personal liability of a director for breach of fiduciary duty, as permitted by Section 102(b)(7) of the DGCL.

    Section 7 of the Form of Underwriting Agreement, filed as Exhibit 1.1 hereto, contains certain provisions relating to indemnification.

    Prior to the closing of the Offering, the Company intends to obtain liability insurance insuring the Company's officers and directors against liabilities that they may incur in such capacities.

    The Registrant has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in its charter documents. These agreements, among other things, provide for the indemnification of the Registrant's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or executive officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which such person provides services at the request of the Registrant to the fullest extent permitted by applicable law. The Registrant believes that these provisions and agreements will assist it in attracting and retaining qualified persons to serve as directors and executive officers.

    The Investors' Agreements provide for cross-indemnification of stockholders of the Company whose shares with registration rights are included in a registration under the Securities Act, and of the Company, its officers and directors for certain liabilities arising in connection with such registration.

    See also the undertakings set out in response to Item 17 herein.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

    Since January 1, 1993, the Registrant has issued and sold the following unregistered securities:

    (1) In 1993, the Registrant (a) sold 82,907 shares of Common Stock to Dr. Given for $0.02 per share pursuant to the terms of his employment agreement, (b) issued 11,400 shares of Common Stock to The Ohio University Foundation without additional consideration pursuant to certain antidilution rights contained in a stock purchase agreement with the Registrant and (c) issued a certificate for 14,854 shares of Common Stock to Dr. Cooper in exchange for certificates for 89,121 shares of Common Stock pursuant to a repurchase of Common Stock in connection with the termination of Dr. Cooper's employment agreement with the Registrant.

    (2) In 1994, the Registrant (a) issued 178,750 shares of Common Stock to Dr. Thomas Wagner upon the conversion of the shares of Class B Common Stock held by Dr. Wagner and (b) issued 40,353 shares of Common Stock to The Ohio University Foundation without additional consideration pursuant to certain antidilution rights contained in a stock purchase agreement with the Registrant.

    (3) Between December 1994 and July 1995, the Registrant issued and sold an aggregate of 349,000 shares of Series B Preferred Stock to certain persons and entities for $4.48 per share. In connection with such transaction, the Registrant issued warrants to purchase 22,627 shares of Series B Preferred Stock to designees of Paramount Capital, Inc., the placement agent for such transaction, and warrants to purchase 12,274 shares of Series B Preferred Stock to designees of D.H. Blair & Co., Inc., selected dealer for such transaction, pursuant to rights of such entities under agreements with the Registrant.

    (4) In December 1994, upon the initial closing of the issuance and sale of Series B Preferred Stock described in paragraph (3) above, in exchange for the cancellation of an aggregate of approximately $12.6 million of debt owed by the Registrant to Interneuron, the Registrant issued and sold 2,020,496 shares of Series A Preferred Stock to Interneuron for $6.25 per share.

    (5) In 1996, the Registrant issued (a) 58,333 shares of Common Stock to The Ohio University Foundation pursuant to a Stock Purchase Agreement dated as of February 26, 1996, for $6.00 per share, (b) issued and sold 27,250 shares of Common Stock for $0.20 per share to certain former employees pursuant to the exercise of stock options granted under the 1992 Stock Option Plan, (c) issued and sold 50 shares of Common Stock for $2.00 per share to a former employee pursuant to the exercise of stock options granted under the 1992 Stock Option Plan, (d) issued and sold 5,000 shares of Common Stock for $4.00 per share to a former employee pursuant to the exercise of stock options granted under the 1992 Stock Option Plan and (e) issued and sold 7,500 shares of Common Stock to a former employee for $6.00 per share pursuant to the exercise of stock options granted under the 1992 Stock Option Plan.

    (6) In 1997, the Registrant issued and sold 1,125 shares of Common Stock for $4.00 per share and 188 shares of Common Stock for $5.50 per share to an employee pursuant to the exercise of stock options granted under the 1992 Stock Option Plan.

    (7) Since January 1, 1993, the Registrant granted stock options to employees, consultants, directors, officers and affiliates of the Registrant as described below. From February 1 to June 1, 1993, the Registrant granted stock options under the 1992 Stock Option Plan covering an aggregate of 82,450 shares of Common Stock at an exercise price of $0.20 per share. On June 21, 1993, the Registrant granted stock options under the 1992 Stock Option Plan covering an aggregate of 14,250 shares of Common Stock at an exercise price of $2.00 per share. From June 2, 1993 to December 31, 1994, the Registrant granted stock options under the 1992 Stock Option Plan covering an aggregate of 84,375 shares of Common Stock at an exercise price of $4.00 per share. From March 1, 1995 to February 21, 1996, the Registrant granted stock options under the 1992 Stock Option Plan covering an aggregate of 235,000 shares of Common Stock at an exercise price of $6.00 per share. On May 13, 1996, the Registrant granted stock options under the 1996 Stock Incentive Plan covering an aggregate of 275,000 shares of Common Stock at an exercise price of $9.00 per share. On August 20, 1996, the Registrant granted stock options under the 1996 Stock Incentive Plan covering an aggregate of 110,000 shares of Common Stock at an exercise price of $9.00 per share. On September 10, 1996, the Registrant granted stock options under the 1992 Stock Option Plan covering an aggregate of 1,750 shares of Common Stock at an exercise price of $9.00 per share. On December 30, 1996, the Registrant granted stock options under the 1992 Stock Option Plan covering an aggregate of 12,025 shares of Common Stock at an exercise price of $5.50 per share. Also on December 30, 1996, the Registrant cancelled all outstanding stock options granted from March 1, 1995 to September 10, 1996, and regranted the same number of options under the same plans under which such options had been previously granted, at an exercise price of $5.50 per share.

    The sales and issuances of Common Stock in the transactions described in paragraphs (1), (2) and (5) above other than pursuant to the exercise of stock options were deemed to be exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

    The issuance and sale of the Series B Preferred Stock in the transactions described in paragraph (3) were deemed to be exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.

    The issuance of the warrants in the transactions described in paragraph (3) was deemed to be exempt from registration under the Securities Act pursuant to
Section 4(2) thereof.

    The issuance and sale of the Series A Preferred Stock in the transaction described in paragraph (4) were deemed to be exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

    The issuances and sales of Common Stock pursuant to the exercise of stock options described in paragraph (5) were deemed to be exempt from registration under the Securities Act by virtue of Rule 701 promulgated thereunder, or were deemed to be exempt pursuant to Section 4(2) thereof.

    With respect to the grant of stock options described in paragraph (6), exemption from registration under the Securities Act was unnecessary in that none of such transactions involved a "sale" of securities as such term is used in Section 2(3) of the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (A) EXHIBITS.


    **1.1  Form of Underwriting Agreement.
    **2.1  Amended and Restated Agreement and Plan of Reorganization, dated as of February
             14, 1997, as amended July 22, 1997 (filed as Exhibit 2.1 to the Registration
             Statement on Form S-4 filed by the Company and incorporated herein by reference).
    **3.1  Restated Certificate of Incorporation of the Company.
    **3.2  Amended and Restated Bylaws of the Company.
    **3.3  Form of Certificate of Designation Establishing Series D Preferred Stock.
    **4.1  Specimen Stock Certificate of the Company.
    **4.2  Reference is made to Exhibits 3.1 and 3.2.
    **4.3  Warrant Agreement for Series A Preferred Stock issued by Mercator Genetics, Inc.
             to Phoenix Leasing Incorporated, dated August 31, 1993.
    **4.4  Warrant Agreement for Series B Preferred Stock issued by Mercator Genetics, Inc.
             to Phoenix Leasing Incorporated, dated October 28, 1994.
    **4.5  Form of Warrant for Purchase of Common Stock.
    **4.6  Form of Warrant Agreement.
    **5.1  Opinion of Morrison & Foerster LLP.
   **10.1  Form of Indemnification Agreement entered into between the Company and its directors and executive officers.
   **10.2  The Company's 1992 Stock Option Plan.
   **10.3  Form of Incentive Stock Option Agreement under the 1992 Stock Option Plan.
   **10.4  Form of Non-Qualified Stock Option Agreement under the 1992 Stock Option Plan.
   **10.5  The Company's 1996 Stock Incentive Plan, as amended and restated as of March 7,
             1997, and form of Stock Option Agreement.
   **10.6  Form of Investors' Rights Agreement, entered into among the Company, Interneuron
             Pharmaceuticals, Inc., Transcell Technologies, Inc., and the holders of the
             Company's Preferred Stock, Series B.
 */**10.7  License Agreement, dated as of January 28, 1992, by and between Scimark Corp.,
             The Castle Group Ltd. and Ohio University, as amended October 15, 1993.
 */**10.8  Sponsored Research Agreement, dated January 31, 1992, by and between Scimark
             Corp. and Ohio University, as amended October 15, 1993, February 16, 1994,
             November 16, 1994 and November 22, 1995.
 */**10.9  License Agreement, dated as of April 1, 1993, by and between the Company and Ohio
             University.
  **10.11  License Agreement, dated as of June 8, 1994, by and between the Company and
             Associated Universities, Inc.
*/**10.12  Standard License Agreement, dated as of September 1, 1994, by and between the
             Company and the Wisconsin Alumni Research Foundation, as amended June 2, 1995.
*/**10.13  License and Collaboration Agreement, dated as of March 31, 1995, by and between the Company and Chiron Corporation, as amended April 10, 1996.
*/**10.14  Sponsored Research and License Agreement, dated as of May 1, 1995, by and between the Company and Novo Nordisk A/S, as amended January 17, 1996 and March 17,
             1996.
*/**10.15  License Agreement, dated as of July 17, 1995, by and between the Company and
             Vanderbilt University.
*/**10.16  License Agreement, dated as of May 30, 1996, by and between the Company and AMRAD
             Developments PTY Ltd.

  **10.17  Lease Agreement, dated as of November 1994, by and between the Company and Thomas
             R. Eggers.
  **10.18  Lease, Service and Affiliation Agreement, entered into as of February 1995, by and between the Company and The Ohio State University.
  **10.19  Employment Agreement, dated January 3, 1993, by and between the Company and
             Douglass B. Given.
  **10.20  Form of Intercompany Services Agreement, dated as of            , 1997, by and
             between the Company and Interneuron Pharmaceuticals, Inc.
  **10.21  Form of Tax Allocation Agreement, dated as of            , 1997, by and between
             the Company and Interneuron Pharmaceuticals, Inc.
  **10.22  The Company's 1996 Employee Stock Purchase Plan.
   *10.23  License Agreement, dated as of December 31, 1996, by and between the Company and
             Amgen Inc.
    10.24  Stock Purchase Agreement, dated as of December 31, 1996, by and between the
             Company and Amgen Inc.
*/**10.25  License Agreement, dated as of January 8, 1997, by and between the Company and
             Associated Universities, Inc., operator of Brookhaven National Laboratory.
*/**10.26  Amended and Restated Sponsored Research and License Agreement, dated as of
             February 21, 1997, by and between the Company and Novo Nordisk A/S.
  **10.27  The Company's 1997 Stock Option Plan.
*/**10.28  License Agreement, dated as of February 1, 1997, by and between Mercator
             Genetics, Inc. and the Board of Trustees of The Leland Stanford Junior
             University.
  **10.29  Lease Agreement, dated July 29, 1993, by and between Mercator Genetics, Inc. and
             WVP Income Plus, III, as amended August 11, 1993, February 7, 1994, October 10,
             1994, April 27, 1995 and May 29, 1997.
  **10.30  Form of Indemnification Agreement entered into between Mercator Genetics, Inc.
             and its directors and executive officers.
  **10.31  Employment Agreement, dated as of February 14, 1997, by and between the Company and Elliott Sigal.
  **10.32  Loan Agreement, dated as of February 14, 1997, by and between Mercator Genetics,
             Inc. and the Company (filed as Exhibit 10.35 to the Registration Statement on
             Form S-4 filed by the Company and incorporated herein by reference).
*/**10.33  Scientific Collaboration Agreement, dated February 21, 1997, by and between
             Mercator Genetics, Inc. and Affymetrix, Inc.
*/**10.34  Scientific Collaboration Agreement, dated March 3, 1997, by and between Mercator
             Genetics, Inc. and Affymetrix, Inc.
*/**10.35  Progenitor--Pangea Collaboration Agreement, dated as of March 13, 1997, by and between the Company and Pangea Systems, Inc.
  **10.36  Employment Agreement, dated as of May 1997, by and between the Company and
             Douglass B. Given.
*/**10.37  Exclusive License Agreement and Option, dated as of April 1, 1997, by and between
             The National Jewish Medical and Research Center and the Company.
*/**10.38  Sponsored Research Agreement, dated May 1, 1997, by and between the Ontario
             Cancer Institute/Princess Margaret Hospital and the Company.
*/**10.39  Sponsored Research Agreement, dated April 15, 1997, by and between the University of Cambridge and the Company.
*/**10.40  Sponsored Research Agreement, dated May 1, 1997, by and between the Board of
             Regents of the University of Nebraska (doing business as the University of
             Nebraska Medical Center) and the Company.

*/**10.41  Sponsored Research Agreement, dated May 1, 1997, by and between Ohio University and the Company.
  **10.42  Interneuron Option Agreement, dated July 2, 1997, by and between the Company and
             Interneuron Pharmaceuticals, Inc.
  **10.43  Loan Agreement, dated as of February 14, 1997, and amendment thereto dated as of
             July 2, 1997, by and between the Company and Interneuron Pharmaceuticals, Inc.
             (filed as Exhibit 10.37 to the Registration Statement on Form S-4 filed by the
             Company and incorporated herein by reference.)
   **11.1  Statement Regarding Computation of Per Share Earnings.
   **21.1  List of subsidiaries of the Company.
   **23.1  Consent of Coopers & Lybrand L.L.P., independent accountants.
   **23.2  Consent of Ernst & Young LLP, independent auditors.
   **23.3  Consent of Pennie & Edmonds LLP.
   **23.4  Consent of Morrison & Foerster LLP (included in Exhibit 5.1).
   **23.5  Consent of Robert R. Momsen.
   **24.1  Power of Attorney of the Company.
   **27.1  Financial Data Schedule.


------------------------

*   Documents for which confidential treatment has been requested.


**  Exhibit previously filed.


    (B) FINANCIAL STATEMENT SCHEDULES.

    None.

    Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS.

    (a) The undersigned Registrant hereby undertakes:

        1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of the securities at that time to be the initial BONA FIDE offering thereof.

        3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates for the Securities in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions contained in the Certificate of Incorporation and Bylaws of the Registrant, the DGCL, the Underwriting Agreement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered hereunder, the Registrant will, unless in the opinion of their respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (d) The undersigned Registrant undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Amendment to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on July 29, 1997.

                                          PROGENITOR, INC.

                                          By:       /s/ MARK N. K. BAGNALL

                                             -----------------------------------

                                                     Mark N. K. Bagnall
                                                 VICE PRESIDENT, FINANCE AND
                                                   CHIEF FINANCIAL OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                      SIGNATURE                                          TITLE                         DATE
------------------------------------------------------  ---------------------------------------  -----------------
                /s/ DOUGLASS B. GIVEN*                  President, Chief Executive Officer and
     -------------------------------------------          Director (Principal Executive            July 29, 1997
            Douglass B. Given, M.D., Ph.D.                Officer)

                /s/ MARK N. K. BAGNALL                  Vice President, Finance and Chief
     -------------------------------------------          Financial Officer (Principal             July 29, 1997
                  Mark N. K. Bagnall                      Financial and Accounting Officer)

                /s/ ROBERT P. AXLINE*
     -------------------------------------------        Director                                   July 29, 1997
                   Robert P. Axline

                 /s/ GLENN L. COOPER*
     -------------------------------------------        Director                                   July 29, 1997
                 Glenn L. Cooper M.D.

             /s/ ALEXANDER M. HAIG, JR.*
     -------------------------------------------        Director                                   July 29, 1997
                Alexander M. Haig, Jr.

                  /s/ MORRIS LASTER*
     -------------------------------------------        Director                                   July 29, 1997
                 Morris Laster, M.D.

                /s/ JERRY P. PEPPERS*
     -------------------------------------------        Director                                   July 29, 1997
                   Jerry P. Peppers

                /s/ DAVID B. SHARROCK*
     -------------------------------------------        Director                                   July 29, 1997
                  David B. Sharrock

             * By /s/ MARK N. K. BAGNALL
                  ----------------------
                  Mark N. K. Bagnall
                   ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


  EXHIBIT
    NO.      EXHIBIT                                                                                           PAGE
-----------  ----------------------------------------------------------------------------------------------  ---------
     **1.1   Form of Underwriting Agreement................................................................
     **2.1   Amended and Restated Agreement and Plan of Reorganization, dated as of February 14, 1997, as amended July 22, 1997 (filed as Exhibit 2.1 to the Registration Statement on Form S-4 filed by the Company and incorporated herein by reference)........................................
     **3.1   Restated Certificate of Incorporation of the Company..........................................
     **3.2   Amended and Restated Bylaws of the Company....................................................
     **3.3   Form of Certificate of Designation Establishing Series D Preferred Stock......................
     **4.1   Specimen Stock Certificate of the Company.....................................................
     **4.2   Reference is made to Exhibits 3.1 and 3.2.....................................................
     **4.3   Warrant Agreement for Series A Preferred Stock issued by Mercator Genetics, Inc. to Phoenix
               Leasing Incorporated, dated August 31, 1993.................................................
     **4.4   Warrant Agreement for Series B Preferred Stock issued by Mercator Genetics, Inc. to Phoenix
               Leasing Incorporated, dated October 28, 1994................................................
     **4.5   Form of Warrant for Purchase of Common Stock
     **4.6   Form of Warrant Agreement
     **5.1   Opinion of Morrison & Foerster LLP............................................................
    **10.1   Form of Indemnification Agreement entered into between the Company and its directors and executive officers..........................................................................
    **10.2   The Company's 1992 Stock Option Plan..........................................................
    **10.3   Form of Incentive Stock Option Agreement under the 1992 Stock Option Plan.....................
    **10.4   Form of Non-Qualified Stock Option Agreement under the 1992 Stock Option
               Plan........................................................................................
    **10.5   The Company's 1996 Stock Incentive Plan, as amended and restated as of March 7, 1997, and form of Stock Option Agreement...................................................................
    **10.6   Form of Investors' Rights Agreement, entered into among the Company, Interneuron
               Pharmaceuticals, Inc., Transcell Technologies, Inc., and the holders of the Company's
               Preferred Stock, Series B...................................................................
  */**10.7   License Agreement, dated as of January 28, 1992, by and between Scimark Corp., The Castle
               Group Ltd. and Ohio University, as amended October 15, 1993.................................
  */**10.8   Sponsored Research Agreement, dated January 31, 1992, by and between Scimark Corp. and Ohio
               University, as amended October 15, 1993, February 16, 1994, November 16, 1994 and November
               22, 1995....................................................................................
  */**10.9   License Agreement, dated as of April 1, 1993, by and between the Company and Ohio
               University..................................................................................
    **10.11  License Agreement, dated as of June 8, 1994, by and between the Company and Associated
               Universities, Inc...........................................................................
  */**10.12  Standard License Agreement, dated as of September 1, 1994, by and between the Company and the
               Wisconsin Alumni Research Foundation, as amended June 2, 1995...............................
  */**10.13  License and Collaboration Agreement, dated as of March 31, 1995, by and between the Company and Chiron Corporation, as amended April 10, 1996...........................................
  */**10.14  Sponsored Research and License Agreement, dated as of May 1, 1995, by and between the Company and Novo Nordisk A/S, as amended January 17, 1996 and March 17, 1996........................
  */**10.15  License Agreement, dated as of July 17, 1995, by and between the Company and Vanderbilt
               University..................................................................................
  */**10.16  License Agreement, dated as of May 30, 1996, by and between the Company and AMRAD Developments
               PTY Ltd.....................................................................................

  EXHIBIT
    NO.      EXHIBIT                                                                                           PAGE
-----------  ----------------------------------------------------------------------------------------------  ---------
    **10.17  Lease Agreement, dated as of November 1994, by and between the Company and Thomas R. Eggers...
    **10.18  Lease, Service and Affiliation Agreement, entered into as of February 1995, by and between the
               Company and The Ohio State University.......................................................
    **10.19  Employment Agreement, dated January 3, 1993, by and between the Company and Douglass B.
               Given.......................................................................................
    **10.20  Form of Intercompany Services Agreement, dated as of            , 1997, by and between the
               Company and Interneuron Pharmaceuticals, Inc................................................
    **10.21  Form of Tax Allocation Agreement, dated as of            , 1997, by and between the Company
               and Interneuron Pharmaceuticals, Inc........................................................
    **10.22  The Company's 1996 Employee Stock Purchase Plan...............................................
     *10.23  License Agreement, dated as of December 31, 1996, by and between the Company and Amgen Inc....
      10.24  Stock Purchase Agreement, dated as of December 31, 1996, by and between the Company and Amgen
               Inc.........................................................................................
  */**10.25  License Agreement, dated as of January 8, 1997, by and between the Company and Associated
               Universities, Inc., operator of Brookhaven National Laboratory..............................
  */**10.26  Amended and Restated Sponsored Research and License Agreement, dated as of February 21, 1997, by and between the Company and Novo Nordisk A/S.............................................
    **10.27  The Company's 1997 Stock Option Plan..........................................................
  */**10.28  License Agreement, dated as of February 1, 1997, by and between Mercator Genetics, Inc. and the Board of Trustees of The Leland Stanford Junior University..............................
    **10.29  Lease Agreement, dated July 29, 1993, by and between Mercator Genetics, Inc. and WVP Income
               Plus, III, as amended August 11, 1993, February 7, 1994, October 10, 1994, April 27, 1995
               and May 29, 1997............................................................................
    **10.30  Form of Indemnification Agreement entered into between Mercator Genetics, Inc. and its directors and executive officers............................................................
    **10.31  Employment Agreement, dated as of February 14, 1997, by and between the Company and Elliott
               Sigal.......................................................................................
    **10.32  Loan Agreement, dated as of February 14, 1997, by and between Mercator Genetics, Inc. and the
               Company (filed as Exhibit 10.25 to the Registration Statement on S-4 filed by the Company and incorporated herein by reference).......................................................
  */**10.33  Scientific Collaboration Agreement, dated February 21, 1997, by and between Mercator Genetics,
               Inc. and Affymetrix, Inc....................................................................
  */**10.34  Scientific Collaboration Agreement, dated March 3, 1997, by and between Mercator Genetics,
               Inc. and Affymetrix, Inc....................................................................
  */**10.35  Progenitor--Pangea Collaboration Agreement, dated as of March 13, 1997, by and between the
               Company and Pangea Sytems Inc...............................................................
    **10.36  Employment Agreement, dated as of May 1997, by and between the Company and Douglass B.
               Given.......................................................................................
  */**10.37  Exclusive License Agreement and Option, dated as of April 1, 1997, by and between The National
               Jewish Medical and Research Center and the Company..........................................
  */**10.38  Sponsored Research Agreement, dated May 1, 1997, by and between the Ontario Cancer
               Institute/Princess Margaret Hospital and the Company........................................
  */**10.39  Sponsored Research Agreement, dated April 15, 1997, by and between the University of Cambridge and the Company.............................................................................
  */**10.40  Sponsored Research Agreement, dated May 1, 1997, by and between the Board of Regents of the
               University of Nebraska (doing business as the University of Nebraska Medical Center) and the
               Company.....................................................................................

  EXHIBIT
    NO.      EXHIBIT                                                                                           PAGE
-----------  ----------------------------------------------------------------------------------------------  ---------
  */**10.41  Sponsored Research Agreement, dated May 1, 1997, by and between Ohio University and the
               Company.....................................................................................
    **10.42  Interneuron Option Agreement, dated July 2, 1997, by and between the Company and Interneuron
               Pharmaceuticals Inc.........................................................................
    **10.43  Loan Agreement, dated as of February 14, 1997, and amendment thereto dated as of July 2, 1997, by and between the Company and Interneuron Pharmaceuticals, Inc. (filed as Exhibit 10.37 to the Registration Statement on Form S-4 filed by the Company and incorporated herein by reference)..................................................................................
    **11.1   Statement Regarding Computation of Per Share Earnings.........................................
    **21.1   List of subsidiaries of the Company...........................................................
    **23.1   Consent of Coopers & Lybrand L.L.P., independent accountants..................................
    **23.2   Consent of Ernst & Young LLP, independent auditors............................................
    **23.3   Consent of Pennie & Edmonds LLP...............................................................
    **23.4   Consent of Morrison & Foerster LLP (included in Exhibit 5.1)..................................
    **23.5   Consent of Robert R. Momsen...................................................................
    **24.1   Power of Attorney of the Company..............................................................
    **27.1   Financial Data Schedule.......................................................................


------------------------

*   Documents for which confidential treatment has been requested.


**  Exhibit previously filed.